UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2025 (January 2, 2025)

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6101 Nimtz Parkway
South Bend, Indiana	46628
(Address of principal executive offices)	(Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 2.01. Completion of Acquisition or Disposition of Assets

As reported in the Company’s Form 8-K filed on December 23, 2024, the Company entered into Asset Purchase Agreement (the “Purchase Agreement”), with Bonner Springs Realco, LLC, Clearwater SNF Realco, LLC, Clearwater AL Realco, LLC, Fountainview Realco, LLC, Legacy on 10th Realco, LLC, 1600 South Woodlawn Realty, LLC, (collectively, the “Sellers”) with respect to the purchase of six healthcare Facilities located in Kansas (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of Strawberry Fields Realty, LP, the Company’s operating partnership.

The purchase price for the Facilities was $24,000,000 and the Company closed on the acquisition on January 2, 2025 utilizing its working capital.

The Facilities are leased under a new 10-year master lease agreement to a group of third-party tenants that commenced on January 2, 2025. Under the master lease, (i) the tenants will be on a triple net basis (ii) the tenants have 2 five-year options to extend the lease. The tenants operate the Facilities as five skilled nursing facilities and one assisted living facility.

The six facilities are comprised of five skilled nursing facilities and one assisted living facility with 354 licensed beds.

Item 8.01 Other Events.

On January 6, 2025, the Company issued a press release regarding the completion of the acquisition of the Facilities. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Properties Acquired

The Company will file the financial statements required by Item 9.01(a) with respect to the acquisition under the cover of Form 8-K/A not later than 71 calendar days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

The Company will file the financial statements the pro forma financial information required by Item 9.01(b) under the cover of Form 8-K/A but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
99.1	Press Release dated January 6, 2025	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strawberry Fields REIT Inc.

Date:	January 6, 2025

By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman